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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-142354, No. 333-150647, No. 333-157787, No. 333-164921, No. 333-168106, No. 333-175926, and No. 333-199881) and Form S-3 (No. 333-161948) of our reports dated February 25, 2015, relating to the consolidated financial statements, and the effectiveness of VIVUS, Inc.'s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California
February 25, 2015

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM